Exhibit No. 10.42


                      AMENDMENTS
                          TO
               ENERGY RESEARCH CORPORATION
                  1988 STOCK OPTION PLAN



Energy Research Corporation, a New York corporation (the "Corporation"), hereby adopts the following Amendment No. 1 to the Energy Research Corporation 1988 Stock Option Plan, effective retroactively to the Effective Date of the Plan:

     1. Section 13 is amended by replacing the Section in its entirety with the following:

         "This Plan shall become effective on the Effective Date, and options hereunder may be granted at any time on or after that date. However, no option or Stock Appreciation Right may be exercised unless this Plan is approved by a vote of the holders of a majority of the Shares represented at a meeting of shareholders of the Company."



Energy Research Corporation, a New York corporation (the "Corporation"), hereby adopts the following Amendment No. 2 to the Energy Research Corporation 1988 Stock Option Plan, effective as of April 10, 1996:

     1. Section 3 is amended by replacing the first sentence with the following:

        "The total number of Shares with respect to which options and Stock Appreciation Rights may be granted under this Plan shall not exceed in the aggregate 600,000 Shares."


            Executed effective as of the dates set forth above.

                           ENERGY RESEARCH CORPORATION



                          By: /s/ Louis P. Barth
                              -------------------
                             Name:  Louis P. Barth
                             Title: Senior Vice President
                             Chief Financial Officer
                             Treasurer and Secretary